                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to ss.240.14a-12


                          GENESIS HEALTH VENTURES, INC.
                      ------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:


/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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


                          GENESIS HEALTH VENTURES, INC.
                              101 East State Street
                          Kennett Square, PA 19348-3021
               --------------------------------------------------

                        Notice of Meeting of Shareholders
                                  May 22, 2002
               --------------------------------------------------

To Our Shareholders:

         Genesis Health Ventures, Inc. will hold a Meeting of Shareholders on Wednesday, May 22, 2002 at 8:30 a.m. (local time), at 101 East State Street, Kennett Square, Pennsylvania 19348 to:

         1. review company operations;
         2. answer shareholder questions; and
         3. transact other business that comes before the meeting.

         The Board of Directors has set April 1, 2002 as the record date for the determination of shareholders entitled to notice of, and to attend and vote at the Meeting or any adjournments or postponements thereof.

         If you plan to attend: Admission and seating is on a first-come, first-served basis with registration beginning at 8 a.m. A valid photo identification such as a driver's license and proof of stock ownership such as a brokerage or share registration statement are required for admission. Cameras, recording devices and other electronic devices will not be permitted at the meeting unless you are a member of the news media. Please RSVP to the investor line at 610-925-1102, via email to IR@ghv.com or indicate your intention to attend on the enclosed proxy card.

         If you are unable to attend: Shareholders can access the meeting via a listen only conference call at 888-428-4473. Shareholders are encouraged to submit questions up to 48 hours before the meeting to IR@ghv.com or to investor relations via fax at 610-925-4000. The meeting will be simulcast live on the Genesis web site at http://www.ghv.com/Financial/presentations.htm. A replay will be available in the financial presentations section of the Genesis web site for two weeks following the meeting.

         You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                            By Order of the Board of Directors


                                            James Wankmiller
                                            Senior Vice President, General
                                            Counsel and Corporate Secretary

Kennett Square, Pennsylvania
April 22, 2002

                          GENESIS HEALTH VENTURES, INC.
                              101 East State Street
                          Kennett Square, PA 19348-3021

                                 PROXY STATEMENT

         Genesis Health Ventures, Inc. ("Genesis," "we," "our" or "us") will hold a Meeting of Shareholders at 101 East State Street, Kennett Square, Pennsylvania 19348 at 8:30 a.m. (local time) on Wednesday, May 22, 2002 (the "Meeting") to review our operations and to answer shareholder questions. No directors will be elected and we are presently unaware of any other matters that will be brought before the Meeting. This proxy statement, which together with the accompanying proxy card, is first being mailed to our shareholders on or about April 22, 2002, and is furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use in voting at the Meeting, including any adjournment or postponement thereof, in the event that any proposals are presented at the Meeting.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that our Board of Directors did not have notice of at least 45 days before the date on which we first mailed the proxy materials for the Meeting;
(ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting;
(iii) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934; and (iv) matters incidental to the conduct of the Meeting. If any such matters are brought before the Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering a later dated proxy or by giving written notice to the Secretary of Genesis at any time before the proxy is exercised.

         The cost of this solicitation will be borne by Genesis. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile, by directors, officers or employees of Genesis and its subsidiaries without additional compensation. Genesis will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

         Each share of common stock, par value $0.02 per share ("Common Stock"), is entitled to one vote on each matter which may be brought before the Meeting. Holders of shares of series A convertible preferred stock ("Series A Preferred") are entitled to vote on all matters voted on by the holders of Common Stock. Each share of Series A Preferred is entitled to the number of votes equal to the number of votes that could be cast by a holder of the number of shares of Common Stock into which such share of Series A Preferred is convertible on the Record

Date. The presence, in person or represented by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders will constitute a quorum for the purpose of consideration and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

         The Board of Directors has set April 1, 2002 as the record date for the determination of shareholders entitled to notice of, and to attend and vote at the Meeting or any adjournments or postponements thereof (the "Record Date"). On the Record Date there were 39,839,548 shares of Common Stock outstanding and 438,641 shares of Series A Preferred outstanding that were convertible into 2,157,612 shares of Common Stock.

         Our principal executive offices are located at 101 East State Street, Kennett Square, PA 19348 and our telephone number is (610) 444-6350.

                                 Reorganization

         On October 2, 2001, we and The Multicare Companies, Inc., referred to as Multicare, consummated a joint plan of reorganization under Chapter 11 of the Bankruptcy Code pursuant to a September 20, 2001 order entered by the U.S. Bankruptcy Court for the District of Delaware approving the reorganization plan proposed by us and Multicare.

         The principal provisions of the reorganization plan are as follows:

         o Multicare became our wholly-owned subsidiary. We previously owned 43.6% of Multicare and managed its skilled nursing and assisted living facilities under the Genesis Eldercare(R) brand name;

         o New senior notes, new convertible preferred stock, new Common Stock and new warrants were issued to our and Multicare's creditors. Approximately 93% of our new Common Stock, $242.6 million in new senior notes and preferred stock with a liquidation preference of $42.6 million were issued to our and Multicare senior secured creditors. New one year warrants to purchase an additional 11% of the new Common Stock and approximately 7% of the new Common Stock have been or will be issued to our and Multicare unsecured creditors;

         o Holders of our and Multicare pre-Chapter 11 preferred and Common Stock received no distribution and those instruments were canceled;

         o Claims between us and Multicare were set-off against one another and any remaining claims were waived and released; and

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

         o A new board of directors was constituted which included Michael R. Walker, our Chief Executive Officer and Chairman; James H. Bloem of Humana Inc.; Edwin M. Crawford of Caremark Rx; James E. Dalton, Jr.; James D. Dondero of Highland Capital Management, L.P.; Robert H. Fish of Sonoma-Seacrest, LLC; Dr. Philip P. Gerbino of the University of the Sciences in Philadelphia; and Joseph A. LaNasa III of Goldman, Sachs & Co.

See "Principal Shareholders."

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 31, 2002 for: each person who we know owns beneficially more than 5% of our Common Stock; each of our most highly compensated executive officers; each of our directors; and all of our executive officers and directors as a group.

         Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table.

         The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership, as set forth in the regulations of the SEC, includes securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after March 31, 2002. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. For purposes of calculating each person's or group's percentage ownership, stock options and warrants exercisable within 60 days after March 31, 2002 are included for that person or group but not the stock options and warrants of any other person or group.

         All addresses for the executive officers and directors are c/o Genesis Health Ventures, Inc., 101 East State Street, Kennett Square, Pennsylvania 19348.

                                                                             Shares of Common     Percent of
                                                                            Stock Beneficially   Common Stock
                                                                                Owned (1)          Owned (1)
                                                                            ------------------   -------------
Goldman, Sachs Group
85 Broad Street
New York, NY 10004 (2)................................................             7,173,461         17.61%

Highland Capital Management, L.P.
Two Galleria Tower
13455 Noel Road, Suite 1300
Dallas, TX 75240 (3) .................................................             2,997,691          7.46%
Angelo, Gordon & Co., L.P.
245 Park Avenue
New York, NY 10167  (4)...............................................             2,107,148          5.31%

James H. Bloem (5)....................................................                25,000              *
Edwin M. Crawford (6).................................................                25,000              *
James D. Dondero (3) .................................................             2,997,691          7.46%
Robert H. Fish (7)....................................................                25,000              *
Dr. Philip P. Gerbino (8).............................................                25,000              *
Joseph A. LaNasa III (2)..............................................             7,173,461         17.61%
James E. Dalton, Jr. (9)..............................................                25,000              *
Michael R. Walker (10)................................................                27,500              *
David C. Barr (11)....................................................                20,000              *
Richard R. Howard (12)................................................                16,250              *
George V. Hager, Jr. (13).............................................                20,000              *
Robert A. Smith (14)..................................................                 7,750              *
All executive officers and directors as a group (26 persons)..........            12,494,800         30.57%
                                                                                  ==========         ======

----------------------------

* Less than one percent.

(1) Includes the number of shares of Common Stock into which Series A Preferred is convertible as of March 31, 2002.

(2) Goldman, Sachs & Company is a wholly owned subsidiary of Goldman, Sachs Group. Goldman, Sachs & Co.'s direct beneficial ownership consist of (a) 6,433,167 shares of new common stock, (b) 362,127 additional shares which may be acquired upon the exercise of warrants and (c) 71,799 shares of Series A Preferred (representing 16.37% of the outstanding shares of Series A Preferred) which are convertible into 353,167 shares of new common stock. Joseph A. LaNasa III, a vice president of Goldman, Sachs & Co., is a member of the successor company's board of directors and was granted 25,000 shares of stock options in the successor company. Mr. LaNasa has an understanding with Goldman, Sachs Group pursuant to which he holds the options for the benefit of the Goldman, Sachs Group. Goldman, Sachs & Co. currently owns 15.525% of issued stock warrants. The remaining stock warrants to be issued will increase their ownership in warrants by an additional 345,741 shares. Based upon a Schedule 13D filed with the SEC on October 22, 2001.

(3) Includes 1,452,434 shares of common stock beneficially and directly owned by Highland Capital Management, L.P. ; 82,213 shares of common stock underlying 16,714 shares of Series A Preferred immediately convertible and beneficially and directly owned by Highland Capital Management, L.P.; 25,000 stock options granted under our 2001 Stock Option Plan to Mr. Dondero, president of Highland Capital Management, L.P., who is a member of our board of directors, pursuant to which he holds for the benefit of Highland Capital Management, L.P.; 993,848 shares of common stock beneficially and directly owned by Highland Crusader Offshore Partners, L.P.; 51,328 shares of common stock underlying 10,435 shares of Series A Preferred immediately convertible and beneficially and directly owned by Highland Crusader Offshore Partners, L.P.; 239,774 shares of common stock beneficially and directly owned by Prospect Street High Income Portfolio Inc.; 13,694 shares of common stock underlying 2,784 shares of Series A Preferred immediately convertible and beneficially and directly owned by Prospect Street High Income Portfolio Inc.; 41,100 shares owned by PCMG Trading Partners XXIII L.P.; and 98,300 shares owned by Mr. Dondero. Highland Capital Management, L.P. beneficially owns 29,933 shares of Series A Preferred representing 6.82% of the outstanding shares of Series A Preferred. Mr. Dondero disclaims beneficial ownership of 2,899,391 shares of Common Stock. Based upon a Schedule 13D/A filed with the SEC on April 8, 2002.

(4) Includes 570 shares of common stock owned by Angelo, Gordon & Co., L.P. and 2,106,578 shares of common stock held for the account of sixteen private investment funds for which Angelo, Gordon & Co., L.P. acts as a General Manager and/or Investment Adviser. Based upon a Schedule 13G filed with the SEC on February 11, 2002.

(5) Includes 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002.

(6) Includes 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002.

(7) Includes 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002.

(8) Includes 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002.

(9) Includes 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002.

(10) Includes 12,500 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002, and 15,000 shares of common stock granted pursuant to the 2001 Stock Incentive Plan that vest within 60 days of March 31, 2002.

(11) Includes 12,500 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002, and 7,500 shares of common stock granted pursuant to the 2001 Stock Incentive Plan that vest within 60 days of March 31, 2002.

(12) Includes 12,500 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002, and 3,750 shares of common stock granted pursuant to the 2001 Stock Incentive Plan that vest within 60 days of March 31, 2002.

(13) Includes 12,500 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002, and 7,500 shares of common stock granted pursuant to the 2001 Stock Incentive Plan that vest within 60 days of March 31, 2002.

(14) Includes 6,250 shares of common stock issuable upon the exercise of stock options that are exercisable with 60 days of March 31, 2002, and 1,500 shares of common stock granted pursuant to the 2001 Stock Incentive Plan that vest within 60 days of March 31, 2002.



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


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of KPMG LLP acted as our independent public accountants for the fiscal year ended September 30, 2001. A representative of KPMG LLP is expected to be present at the Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

          SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

         Pursuant to recent amendments to the proxy rules under the Exchange Act, our shareholders are notified that currently there is no deadline for providing us timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2003 Annual Meeting of Shareholders (the "2003 Meeting"); as to all such matters which we do not have notice of on or prior to December 24, 2002, discretionary authority shall be granted to the persons designated in the proxy related to the 2003 Meeting to vote on such proposal. A shareholder proposal regarding the 2003 Meeting must be submitted to us at our headquarters located at 101 East State Street, Kennett Square, Pennsylvania, 19348, by December 24, 2002 to receive consideration for inclusion in the 2003 Meeting proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                              On behalf of the Board of Directors



                              James Wankmiller
                              Senior Vice President, General
                              Counsel and Corporate Secretary

Kennett Square, Pennsylvania
April 22, 2002



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